UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              January 29, 2016

RESORT SAVERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55319	46-1993448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1309 Wanjun Jingmao Building No. 21 Baoxing Road Bao An Central, Shenzhen, China	518133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 0086-0755-23106825

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On February 1, 2016, Resort Savers, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, that on January 29, 2016, the Company completed the acquisition of a majority ownership stake in Beijing Yandong Tieshan Oil Products Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“BYTOC”). This Current Report on Form 8-K/A amends the Original Form 8-K to provide the financial statements and pro forma financial information described under Item 9.01 below.
Item 9.01.                          Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements of BYTOC as of December 31, 2015 (audited) and 2014 (unaudited), the notes thereto and the report of Anthony Kam & Associates Limited dated February 1, 2016 relating thereto are included as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma combined financial information with respect to the Company’s acquisition of a majority ownership stake in BYTOC is included as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

(d)          Exhibits

Exhibit No.	Description of Exhibit

99.1
Financial statements of Beijing Yandong Tieshan Oil Products Co., Ltd. as of December 31, 2015 (audited) and 2014 (unaudited), the notes thereto and the report of Anthony Kam & Associates Limited dated February 1, 2016 relating thereto.

99.2	Unaudited pro forma combined financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESORT SAVERS, INC.
Date: February 4, 2016	By: /s/ Zhou Gui Bin
Name: Zhou Gui Bin
Title: President